Exhibit 5.1

[Letterhead of Morrison & Foerster LLP]

October 21, 2019

Board of Directors

Dolphin Entertainment, Inc.

2151 LeJeune Road

Suite 150-Mezzanine

Coral Gables, FL 33134

Re: Public Offering of Common Stock under Registration Statement on Form S-3 (File No. 333-203727)

Ladies and Gentlemen:

We are acting as counsel to Dolphin Entertainment, Inc., a company incorporated under the laws of the State of Florida (the “Company”), in connection with the issuance and sale by the Company of up to 3,105,000 shares (the “Shares”) of the Company’s common stock, par value $0.015 per share, pursuant to a prospectus supplement dated October 17, 2019 and the accompanying base prospectus dated February 12, 2018 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective Registration Statement on Form S-3 (File No. 333-222847) (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares are to be sold by the Company pursuant to the terms of the Underwriting Agreement, dated October 17, 2019, by and between the Company and Maxim Group LLC, as the Underwriter (the “Underwriting Agreement”), and in the manner described in the Registration Statement and the Prospectus.

As counsel for the Company, we have examined the Underwriting Agreement, the Registration Statement, the Prospectus, the Company’s Amended and Restated Articles of Incorporation (the “Charter”) and the Company’s Amended and Restated Bylaws, as well as originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in with the authorization, issuance and sale of the Shares.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Florida Business Corporations Act. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Florida Business Corporations Act” includes the statutory provisions contained therein, all applicable provisions of the Constitution of Florida and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, it is our opinion that, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the Underwriting Agreement and the resolutions of the Board of Directors of the Company or a duly authorized committee thereof, the Shares will be validly issued, fully paid and nonassessable.

This opinion is furnished to you in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.

We hereby consent to the filing of this opinion as an exhibit to the above-described Current Report on Form 8-K and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the Commission.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP